Exhibit 10.04

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of September 30, 2014 by and among EC COMPANY, an Oregon corporation (the “Purchaser”), WPCS International-Seattle, Inc., a Washington corporation (“WPCS-Seattle”), WPCS International Incorporated, a Delaware corporation (“WPCS”), and Sichenzia Ross Friedman Ference LLP, with an address at 61 Broadway, New York, NY 10006 (the “Escrow Agent”). WPCS and WPCS Seattle are collectively referred to as the “Sellers”. All capitalized terms contained herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Purchaser and the Sellers are parties to that certain asset purchase agreement dated as of March 31, 2014 (the “Purchase Agreement”);

WHEREAS, pursuant to Section 2.4(b) of the Purchase Agreement, the Purchaser has agreed to place in escrow under the terms of the Purchase Agreement an aggregate amount equal to the Payroll Liabilities calculated as of the last day of the calendar month prior to the Closing Date plus Two Hundred Fifty Thousand Dollars ($250,000) (collectively, the “Escrow Funds”) to secure the payment of the Payroll Liabilities and satisfy any other obligations of the Sellers or claims of the Purchaser under Section 9.1 of the Purchase Agreement provided that such claims exceed the Basket (collectively, “Other Obligations of Sellers”). The Other Obligations of Sellers specifically excludes the obligations of the Sellers to pay the Purchaser the Post Closing Adjustment Amount, if any, required under Section 2.5(d) of the Purchase Agreement.

WHEREAS, the Purchaser and the Sellers have requested that the Escrow Agent hold the Escrowed Funds in escrow and distribute the Escrowed Funds upon the terms set forth herein; and

WHEREAS, the Purchaser and the Sellers desire to appoint the Escrow Agent as escrow agent and the Escrow Agent is willing to accept such appointment and be bound as set forth herein, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

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ARTICLE I

TERMS OF THE ESCROW

1.1           The parties hereby agree to establish the escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrowed Funds. Notwithstanding anything else to the foregoing, the parties agree that the Escrow Agent may hold the Escrowed Funds in one or more sub-accounts under a master attorney escrow account.

1.2           Upon the Escrow Agent’s receipt of the Escrowed Funds into the escrow account, it shall advise the Purchaser and the Sellers, or each of their designated attorneys or agents, in writing, of the amount of Escrowed Funds it has received into the escrow accounts.

1.3           Wire transfers to the Escrow Agent shall be made as follows:

Citibank

153 East 53rd Street

23rd Floor

New York, NY 10022

A/C of Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY  10006

A/C#:              49206659

ABA#:             021000089

SWIFT Code:  CITIUS33

1.4           The duties and responsibilities of the Escrow Agent are as set forth below:

(A)            Out of the Escrowed Funds, the Parties intend, for a period of 120 days from the Closing Date (subject to extension as provided under Section 2.15 below, the “Escrow Termination Date”), to set aside $250,000 to satisfy the Other Obligations of Sellers. In the event that any Other Obligations of Sellers have not been satisfied by the Sellers as required under the Purchase Agreement prior to the Escrow Termination Date, either Party (the “Requesting Party”) is entitled to a distribution of all or a part of the Escrowed Funds by delivering an instruction to the Escrow Agent to distribute to such Requesting Party the applicable portion of the Escrowed Funds (each, a “Distribution Request”). Upon receipt of a Distribution Request, the Escrow Agent shall send a copy of such Distribution Request to the other party (the “Recipient Party”). Additionally, the Requesting Party agrees that upon the delivery of a Distribution Request to the Escrow Agent, the Requesting Party will simultaneously deliver a copy of such Distribution Request to the Recipient Party in the manner for notices provided in Section 2.2 hereof. Such Recipient Party shall have seven (7) Business Days (as defined in this Agreement) following receipt of such Distribution Request within which to notify the Escrow Agent of its objection to such Distribution Request (the “Objection Period”). If such Recipient Party objects to such Distribution Request within such seven (7) Business Day period, then there will be deemed to be a conflict (a “Conflict”) between the Requesting Party and the Recipient Party, and the Escrow Agent shall proceed in accordance with the terms and conditions of Section 2.15 of this Agreement. If the Recipient Party fails to timely deliver an objection to the Escrow Agent pursuant to this Section 1.4(A), the Escrow Agent shall pay to the Requesting Party a portion of the Escrowed Funds equal to the amount requested in the Distribution Request, not to exceed $250,000 (less the amount of any distributions previously made under this Section 1.4(A)). Any such payment shall be made within two (2) Business Days following the expiration of the Objection Period. The Purchaser, as the Recipient Party, is entitled to require that any distribution to the Sellers, as the Requesting Party, under this Section 1.4(A) be made directly to any third-party to satisfy any Other Obligations of Sellers.

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(B)            Out of the Escrowed Funds, the Parties intend to set aside sufficient funds to satisfy the Payroll Liabilities. Within thirty (30) days of the Closing Date, the Sellers shall deliver a calculation of the Payroll Liabilities on the Closing Date to Purchaser who shall have five (5) days from receipt of such calculation to object to such calculation of the Payroll Liabilities. If the Purchaser does not object to such calculation within such 5-day period, the Sellers may direct the Escrow Agent to make payments out of the Escrowed Funds to satisfy the Payroll Liabilities; provided, that not less than $250,000 of the Escrowed Funds (less the amount of any distributions previously made under Section 1.4(A) above) shall remain in the Escrow Account until the Escrow Termination Date to satisfy any Other Obligations of Sellers under Section 1.4(A) above. The Purchaser is entitled to require that any distribution to the Sellers under this Section 1.4(B) be made directly to any third-party to satisfy any Payroll Obligations of Sellers.

In the event that the amount necessary to satisfy the Payroll Liabilities exceeds the amount deposited into Escrow to pay such liabilities, the Sellers shall pay such amount directly so that not less than $250,000 remains in Escrow (less the amount of any distribution made pursuant to a Distribution Request under Section 1.4(A) above).

(C)            The Escrow Agent shall continue to hold any remaining Escrowed Funds following the payment of any Distribution Request in accordance with the terms of this Agreement.

(D)            The balance of any Escrowed Funds remaining after the delivery of payments required pursuant to Section 1.4(A) and Section 1.4(B), respectively, which are not subject to a Conflict or dispute, shall be delivered to the Sellers or their designee, in proportions as shall be determined by the Sellers, within two (2) Business Days following the later of (i) the expiration of the final Objection Period; (ii) the Escrow Termination Date; (iii) the date that the Sellers have provided sufficient evidence to the Purchaser to allow the Purchaser to determine that the Payroll Liabilities have been paid in full; or (iv) the date that the Post Closing Adjustment Amount, if any, due and payable by the Sellers to the Purchaser has been paid.

(E)            The Escrow Agent may also disburse the Escrowed Funds pursuant to the joint written instruction of the Purchaser and the Sellers.

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ARTICLE II

MISCELLANEOUS

2.1            No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2            Unless otherwise provided in this Agreement, any agreement, notice, request, instruction or other communication to be given hereunder by any party to another must be in writing and (a) delivered personally (such delivered notice to be effective on the date it is delivered), (b) mailed by certified mail, postage prepaid (such mailed notice to be effective three (3) Business Days after the date it is mailed), (c) deposited with a reputable overnight courier service (such couriered notice to be effective one (1) Business Day after the date it is sent by courier) or (d) sent by electronically confirmed facsimile or email transmission (such facsimile or email transmission notice to be effective on the date that confirmation of such facsimile or email transmission is received), as follows:

If to the Sellers or WPCS, addressed to:

Sebastian Giordano

c/o WPCS International Incorporated

600 Eagleview Boulevard, Suite 300

Exton, Pennsylvania 19341

Telephone: (484) 359-7229

Facsimile: (484) 359- 7215

Email: Giordano.sebastian@gmail.com

With a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attention: Harvey Kesner

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Email: hkesner@srff.com

If to the Purchasers, addressed to:

EC COMPANY

2121 NW Thurman Street

Portland, Oregon 97201

Attention: Joel Scroggy, CFO

Telephone: (503) 220-3525

Facsimile:

Email: JOELS@e-c-co.com

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With a copy to:

Ball Janik LLP

15 SW Colorado Avenue, Suite 3

Bend, Oregon 97702

Attn: Kyle D. Wuepper

Telephone: (541) 693-0062

Facsimile: (541) 617-8824

Email: kwuepper@balljanik.com

If to Escrow Agent:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attention: Harvey Kesner, Esq.

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Email: hkesner@srff.com

Any party may designate in a writing to any other party any other address, facsimile number or email address to which, and any other Person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

2.3            This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

2.4            This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein; provided, however, that nothing herein shall be construed to alter the obligations of the Purchaser and the Sellers under the Purchase Agreement.

2.5            Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

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2.6            The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Washington. Each party to this Agreement hereby (i) consents to submit himself, herself or itself to the personal jurisdiction of the Federal courts of the United States located in the Western District of Washington or, if such courts do not have jurisdiction over such matter, to the applicable courts of the State of Washington located in King County, (ii) irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement will be litigated in such courts and (iii) irrevocably agrees that he, she or it will not institute any Proceeding relating to this Agreement or any of the transactions contemplated hereby in any court other than such courts. Each party to this Agreement accepts for himself, herself or itself and in connection with his, her or its properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of lack of personal jurisdiction or inconvenient forum or any similar defense, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with this Agreement.

2.7            The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Purchaser, the Sellers and the Escrow Agent.

2.8            The Escrow Agent shall act as such without compensation.

2.9            The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.10            The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.11            The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.12            The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

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2.13            It is understood that the Escrow Agent reserves the right to resign as Escrow Agent at any time by giving written notice of its resignation, specifying the effective date thereof, to each other party hereto. Within thirty (30) days after receiving the aforesaid notice, the other party or parties hereto shall appoint a successor escrow agent to which the Escrow Agent may distribute the Escrowed Funds then held hereunder. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent and the fees, costs and expenses (including counsel fees and expenses) which it incurs in connection with such a proceeding shall be borne equally by the Purchaser, on the one hand, and the Sellers, on the other hand.

2.14            If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.15            It is understood and agreed that should any dispute arise with respect to the delivery and/or payment of the Escrowed Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to deliver the Escrowed Funds and any other property and documents held by the Escrow Agent hereunder to the Independent Accounting Firm for final determination as provided for in Section 2.5(c) of the Purchase Agreement and the Escrow Termination Date shall be extended until such dispute has been resolved. Following such resolution by the Independent Account Firm, the Independent Account Firm shall disburse such remaining Escrow Funds in accordance with such determination.

2.16            The Purchaser and the Sellers agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.17            The Escrow Agent shall be permitted to act as counsel for the Sellers in any transaction and/or dispute including any dispute between Purchasers, on one hand, and the Sellers, on the other, whether or not the Escrow Agent is then holding the escrow funds held by the Escrow Agent hereunder.

2.18            This Agreement may be executed in one or more counterparts (including by facsimile or emailed scanned signature), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

2.19            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

2.20            This Agreement shall terminate upon: (i) the distribution by the Escrow Agent of all of the Escrowed Funds as provided herein, (ii) in accordance with Section 2.15 above, or (iii) upon the expiration of all periods of time for which a claim can be made against the Escrowed Funds pursuant to the Purchase Agreement.

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2.21            “Business Day” shall mean a day on which commercial banks in the State of Washington are open for the general transaction of business. If any action or time for performance pursuant to this Agreement is to occur on any Saturday, Sunday or holiday, such time for action or performance shall be extended to the next Business Day.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date first written above.

EC COMPANY

By:
Name: Joel Scroggy
Title: Chief Financial Officer

WPCS INTERNATIONAL-SEATTLE, INC.

By:
Name: Sebastian Giordano
Title: Chairman

WPCS INTERNATIONAL INCORPORATED

By:
Name: David Horin
Title: Chief Financial Officer

ESCROW AGENT:

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:
Name:
Title: